Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  the Quarterly Report on Form 10-Q of Firstwave Technologies, Inc. (the “Company”) for the quarterly period ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 12, 2002	/s/ Richard T. Brock
Richard T. Brock
Chief Executive Officer

Dated: November 12, 2002	/s/ Judith A. Vitale
Judith A. Vitale
Chief Financial Officer